Exhibit 21.1

Subsidiaries of Pacific Oak Strategic Opportunity REIT, Inc.

110 William Mezz III, LLC	Pacific Oak SOR Acquisition XXV, LLC
110 William Property Investors III, LLC	Pacific Oak SOR Acquisition XXVII, LLC
1180 Raymond Urban Renewal, LLC	Pacific Oak SOR Acquisition XXVIII, LLC
CA Capital Management Services III, LLC	Pacific Oak SOR Acquisition XXIX, LLC
EE 424 Bedford Owner, LLC	Pacific Oak SOR Acquisition XXX, LLC
GPI Burbank Collection, LLC	Pacific Oak SOR Acquisition XXXI, LLC
JP-Greenway I, LLC	Pacific Oak SOR Acquisition XXXII, LLC
JP-Greenway III, LLC	Pacific Oak SOR Acquisition XXXIII, LLC
JP- Pacific Oak Richardson Acquisition I, LLC	Pacific Oak SOR Acquisition XXXIV, LLC
JP- Pacific Oak Richardson Holdings, LLC	Pacific Oak SOR Austin Suburban Portfolio, LLC
JP- Pacific Oak Richardson Holdings II, LLC	Pacific Oak SOR Battery Point, LLC
JP-Palisades I, LLC	Pacific Oak SOR City Tower, LLC
JP-Palisades II, LLC	Pacific Oak SOR CMBS Owner, LLC
JP-Palisades III, LLC	Pacific Oak SOR Crown Pointe, LLC
JP-Palisades IV, LLC	Pacific Oak SOR Debt Holdings II LLC
NIP JV, LLC	Pacific Oak SOR Debt Holdings II X LLC
NIP Owner, LLC	Pacific Oak SOR Equity Holdings X LLC
Pacific Oak Finance LLC	Pacific Oak SOR NIP JV Member, LLC
Pacific Oak SOR Georgia 400 Center, LLC	Pacific Oak SOR NIP JV Member TRS Member, LLC
Pacific Oak Strategic Opportunity Holdings LLC	Pacific Oak SOR Marquette Plaza, LLC
Pacific Oak Strategic Opportunity Limited Partnership	Pacific Oak SOR Park Highlands, LLC
Pacific Oak SOR 110 William JV, LLC	Pacific Oak SOR Park Highlands JV, LLC
Pacific Oak K SOR 125 John Carpenter, LLC	Pacific Oak SOR Park Highlands II, LLC
Pacific Oak SOR 353 Sacramento Street, LLC	Pacific Oak SOR Park Highlands II JV, LLC
Pacific Oak SOR 424 Bedford, LLC	Pacific Oak SOR Park Highlands TRS, LLC
Pacific Oak SOR 424 Bedford JV, LLC	Pacific Oak SOR Properties, LLC
Pacific Oak SOR 8 and 9 Corporate Centre, Inc.	Pacific Oak SOR Richardson Land JV, LLC
Pacific Oak SOR Acquisition VII, LLC	Pacific Oak SOR Richardson Portfolio JV, LLC
Pacific Oak SOR Acquisition VIII, LLC	Pacific Oak SOR SREF III 110 William, LLC
Pacific Oak SOR Acquisition X, LLC	Pacific Oak SOR TRS Services, LLC
Pacific Oak SOR Acquisition XI, LLC	Pacific Oak SOR Westpark Portfolio, LLC
Pacific Oak SOR Acquisition XII, LLC	Pacific Oak SOR X Acquisition I, LLC
Pacific Oak SOR Acquisition XIV, LLC	Pacific Oak SOR (BVI) Holdings, Ltd.
Pacific Oak SOR Acquisition XVIII, LLC	SOR X Acquisition III, LLC
Pacific Oak SOR Acquisition XXII, LLC	Pacific Oak Residential Trust, Inc.
Pacific Oak SOR Acquisition XXIII, LLC	SOR Port Holdings, LLC
Pacific Oak SOR X Acquisition II, LLC	Pacific Oak SOR II Holdings, LLC
Pacific Oak SOR Pac Oak Opp Zone Fund I, LLC	Pacific Oak SOR II, LLC
PORT GP, LLC	Battery Point Trust Inc.
PORT OP LP	Battery Point Residential LP
Reven Housing Funding Manager 2, LLC	Battery Point Residential GP LLC
Reven Housing Funding 2, LLC	Battery Point Receivables LLC
Reven Housing Funding Manager, LLC	BPDM Owner 2018-1 LLC
Reven Housing Funding 1, LLC	BPDM Owner 2018-2 LLC
Reven Housing REIT TRS, LLC	BPDM Properties 2018-1 LLC
Reven Housing Memphis, LLC	BPDM Properties 2018-2 LLC
Reven Housing Birmingham, LLC
BPPO Owner 2020-1 LLC
BPPO Properties 2020-1 LLC